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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
FastComm Communications Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 12, 1999, which contained an explanatory paragraph related to the Company's ability to continue as a going concern, relating to the consolidated financial statements of FastComm Communications Corporation appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 1999.

                                                                BDO Seidman, LLP

Washington, D.C.
November 30, 1999



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